Exhibit 23.1

                          INDEPENDENT AUDITORS' CONSENT


The Shareholders
Lexington Corporate Properties Trust:

We consent to the use of our report dated January 23, 2002, with respect to the consolidated financial statements and related consolidated financial statement schedule, included in Lexington Corporate Properties Trust's Annual Report on Form 10-K for the year ended December 31, 2001, incorporated herein by reference, and to the reference to our firm under the heading "Experts" in this Registration Statement/Prospectus.

                                          /s/ KPMG LLP


New York, New York
February 7, 2003